UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2025

Rein Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12407 N. Mopac Expy. Suite 250 #390
Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (737) 802-1989

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RNTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 10, 2025, Rein Therapeutics, Inc. paused enrollment and patient dosing at its clinical trial sites in the United States (U.S.) for its Phase 2 RENEW trial of LTI-03. Rein is working with the U.S. Food and Drug Administration (FDA) to address their non-clinical requests in order to remove a clinical hold, which was placed on the study on June 10, 2025, and resume patient enrollment and dosing in the U.S. The RENEW trial continues to advance with site initiation and patient enrollment in Australia, the United Kingdom, and Europe. Importantly, to date no drug related serious adverse events have been reported in any studies treating patients with LTI-03.

LTI-03 is a novel, multi-pathway, Caveolin-1-related peptide being developed for the treatment of patients with idiopathic pulmonary fibrosis (IPF). Rein previously announced positive topline data from the Phase 1b clinical trial evaluating the safety and tolerability of LTI-03 in patients with IPF with no safety signals observed. LTI-03 was generally well-tolerated, and there were no drug-related adverse events that resulted in a discontinuation of the trial.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements of Rein within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to future expectations, plans and prospects for Rein. Rein uses words such as “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “can,” “could,” “should,” “continue,” and other words and terms of similar meaning to help identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties related to: the ability of Rein to obtain the cash resources to fund the RENEW Phase 2 trial through its completion and Rein’s operations for the anticipated periods and Rein’s ability to manage unplanned cash requirements; changes in applicable laws or regulations; the possibility that Rein may be adversely affected by other economic, business, and/or competitive factors, including risks inherent in pharmaceutical research and development, such as adverse results in Rein’s drug discovery, preclinical and clinical development activities; the risk that the results of preclinical studies and early clinical trials may not be replicated in later clinical trials, including in the RENEW Phase 2 trial, or that partial results of a trial will be indicative of the full results of the trial; Rein’s ability to enroll patients in its clinical trials; and the risk that any of its clinical trials may not commence, continue or be completed on time, or at all; Rein’s ability to successfully integrate Qureight’s deep-learning platform into the RENEW Phase 2 trial; decisions made by the FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies with respect to Rein’s development candidates; as well as the risks and uncertainties discussed in the “Risk Factors” section of Rein’s Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the United States Securities and Exchange Commission (SEC) and in subsequent filings that Rein files with the SEC. These forward-looking statements should not be relied upon as representing Rein’s view as of any date after the date of this Current Report on Form 8-K, and we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIN THERAPEUTICS, INC.

Date: June 12, 2025	By:	/s/ Brian Windsor, Ph.D.
Brian Windsor, Ph.D.
President and Chief Executive Officer